EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
Agri Point Ltd.	Republic of Cyprus

CENEX Ag, Inc.	Delaware

CENEX Pipeline, LLC	Minnesota

CHS de Argentina, S.A.	Argentina

CHS AGRONEGOCIO - Industria e Comercio Ltda.	Brazil

CHS Credit Management Services, LLC	Minnesota

CHS Capital, LLC	Minnesota

CHS (Taiwan) Commodity Trading Co. Ltd	Taiwan

CHS Trading Company Australia Pty. Ltd.	Australia

CHS Energy Canada Inc.	Alberta

CHS Hallock Canada, Inc	Manitoba

CHS Hallock, LLC	Minnesota

CHS Hedging, LLC	Delaware

CHS Holdings, LLC	Minnesota

CHS Inc. de Mexico	Mexico

CHS Europe S.a.r.l	Switzerland

CHS INC Iberica SL	Spain

CHS Latin America Holdings LLC	Minnesota

CHS Luxembourg, 1 S.a.r.l	Luxembourg

CHS Milling LP	Delaware

CHS Tarim ve Gida Sanayii Limited Sirketi	Turkey

CHS Ukraine, LLC	Ukraine

CHS Bulgaria Ltd.	Bulgaria

CHS Agritrade Hungary Ltd.	Hungary

CHS Bermuda GP	Bermuda

CHS Bermuda 1 GP	Bermuda

CHS Bermuda 2 GP	Bermuda

CHS Hong Kong Limited	Hong Kong

CHS (Shanghai) Trading Co., Ltd.	China

CHS Italy S.r.l.	Italy

CHS Korea, LLC	South Korea

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION

CHS McPherson Refinery, Inc.	Kansas

CHS Pacific Private Limited	Republic of Singapore

CHS Serbia D.O.O. Novi Sad	Serbia

CHS Singapore Trading Company PTE. LTD.	Republic of Singapore

CHS Uruguay SRL	Uruguay

CHS de Peru SRL	Peru

CHS-Farmco, Inc.	Kansas

CHS-GC, Inc.	Colorado

CHS-Holdrege, Inc.	Nebraska

CHS-M&M, Inc.	Colorado

CHS-Shipman, Inc.	Illinois

CHS-Sub Tillman, Inc.	Oklahoma

CHS-Wallace County, Inc.	Kansas

Circle Land Management, Inc.	Minnesota

Cofina Funding, LLC	Delaware

CoGrain	Washington

CHS Capital ProFund LLC	Minnesota

CZL Ltd.	Japan

Fin-Ag, Inc.	South Dakota

Front Range Pipeline, LLC	Minnesota

GTL Resources Limited	England

GTL Resources Overseas Investments Limited	England

GTL Resources USA, Inc.	Delaware

IGH Insurance Company, IC	Washington DC

Illinois River Energy, LLC	Delaware

Jayhawk Pipeline, LLC	Kansas

Kaw Pipe Line Company	Delaware

Lewis-Clark Terminal, Inc.	Idaho

Market Street Terminal, LLC	Illinois

M Tarhaz Raktarozasi es Szolgaltato Korlatolt Felelossegu Tarsasag	Hungary

Patriot Fuels Biodiesel, LLC	Illinois

Patriot Holdings, LLC	Illinois

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION

Patriot Land Holdings, LLC	Illinois

Patriot Renewable Fuels, LLC	Illinois

Rockville Propane Terminal LLC	Minnesota

CHS Agritrade Romania SRL	Romania

S.C. Silotrans S.R.L.	Romania

S.C. Transporter S.R.L	Romania

S.P.E CHS Plant Extracts Ltd.	Israel

Sinav Limited	England

CHS de Paraguay SRL	Paraguay

Southwest Crop Nutrients, LLC	Kansas

St. Hilaire Ag Insurance, Inc.	Minnesota

St. Paul Maritime Corporation	Minnesota

Terminal Marialva Ltda.	Brazil

TILCO Module Movers, L.L.C.	Oklahoma

Watertown Crop Nutrients, LLC	South Dakota

West Central Distribution, LLC	Minnesota